Exhibit 99.(A)

                      FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                            CONSOLIDATING STATEMENT OF INCOME
                          For the year ended December 31, 1998
                                      (In millions)


                                        Florida      Progress      Florida     Progress                               Florida
                                       Progress     Provisional     Power      Capital        FPC                   Progress
                                          Corp.    Holdings, Inc.    Corp.     Holdings      Del,Inc.       Elim.     Consol.

                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
REVENUES:
  Electric utility                         $0.0            $0.0     $2,648.2        $ 0.0          $0.0       $ 0.0    $2,648.2
  Diversified                             286.5             0.0          0.0      1,240.7           0.0      (555.1)      972.1
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
                                          286.5             0.0      2,648.2      1,240.7           0.0      (555.1)    3,620.3
EXPENSES:                            ----------      ----------   ----------   ----------    ----------  ----------  ----------
  Electric utility:
    Fuel                                    0.0             0.0        595.7          0.0           0.0         0.0       595.7
    Purchased power                         0.0             0.0        433.8          0.0           0.0         0.0       433.8
    Energy conservation                     0.0             0.0         79.6          0.0           0.0         0.0        79.6
    Operation and maintenance               0.0             0.0        471.6          0.0           0.0         0.0       471.6
    Depreciation                            0.0             0.0        352.2          0.0           0.0         0.0       352.2
    Taxes other than income taxes           0.0             0.0        203.6          0.0           0.0         0.0       203.6
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
                                            0.0             0.0      2,136.5          0.0           0.0         0.0     2,136.5
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
  Diversified:
   Cost of sales                            0.0             0.0          0.0      1,094.0           0.0      (266.8)      827.2
    Other                                   7.3             0.0          0.0         51.7           0.0        (2.7)       56.3
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
                                            7.3             0.0          0.0      1,145.7           0.0      (269.5)      883.5
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
INCOME FROM OPERATIONS                    279.2             0.0        511.7         95.0           0.0      (285.6)      600.3
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
INTEREST EXPENSE AND OTHER:
  Interest expense                          2.6             0.0        136.5         49.7           0.0        (1.7)      187.1
  Allowance for funds used
   during construction                      0.0             0.0        (16.9)         0.0           0.0         0.0       (16.9)
  Other expense (income), net              (0.7)            0.0          2.5         (4.6)          0.0         2.6        (0.2)
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
                                            1.9             0.0        122.1         45.1           0.0         0.9       170.0
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------
INCOME BEFORE INCOME TAXES                277.3             0.0        389.6         49.9           0.0      (286.5)      430.3
  Income taxes                             (4.4)            0.0        141.0         12.0           0.0         0.0       148.6
                                     ----------      ----------   ----------   ----------    ----------  ----------  ----------

NET INCOME                               $281.7            $0.0       $248.6        $37.9          $0.0     ($286.5)     $281.7
                                     ==========      ==========   ==========   ==========    ==========  ==========  ==========

                         FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                                  CONSOLIDATING BALANCE SHEET
                              For the year ended December 31, 1998
                                         (In millions)

                                            Florida       Progress       Florida    Progress                                Florida
                                            Progress    Provisional       Power     Capital       FPC                      Progress
                                            Corp.      Holdings, Inc.      Corp.    Holdings    Del,Inc.      Elim.         Consol.
                                           ----------    ----------     ---------- ----------  ----------   ----------    ----------
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
Electric utility plant in service
    and held for future use                      $0.0        $0.0       $6,307.8        $0.0        $0.0        $ 0.0     $6,307.8
  Less: Accumulated depreciation                  0.0         0.0        2,716.0         0.0         0.0          0.0      2,716.0
        Accumulated decommissioning
          for nuclear plant                       0.0         0.0          254.8         0.0         0.0          0.0        254.8
        Accumulated dismantlement
          for fossil plants                       0.0         0.0          130.7         0.0         0.0          0.0        130.7
                                           ----------  ----------     ----------  ----------  ----------   ----------   ----------
                                                  0.0         0.0        3,206.3         0.0         0.0          0.0      3,206.3
  Construction work in progress                   0.0         0.0          378.3         0.0         0.0          0.0        378.3

  Nuclear fuel, net of amortization               0.0         0.0           45.9         0.0         0.0          0.0         45.9
                                           ----------  ----------     ----------  ----------  ----------   ----------   ----------
        Net electric utility plant                0.0         0.0        3,630.5         0.0         0.0          0.0      3,630.5

  Other property, net of depr.                    3.9         0.6           11.5       544.1         0.0          0.0        560.1
                                           ----------  ----------     ----------  ----------  ----------   ----------   ----------
                                                  3.9         0.6        3,642.0       544.1         0.0          0.0      4,190.6
                                           ----------  ----------     ----------  ----------  ----------   ----------   ----------
CURRENT ASSETS:
  Cash and equivalents                           (0.1)        0.0            0.0         2.6         0.0          0.0          2.5
  Accounts receivable, net                        0.0         0.0           64.2       204.3       144.9          0.0        413.4
  Intercompany receivables                        2.7         0.0          141.8        53.1         0.0       (197.6)         0.0
  Inventories, primarily at average cost:
    Fuel                                          0.0         0.0           48.4        21.4         0.0          0.0         69.8
    Utility materials and supplies                0.0         0.0           83.3         0.0         0.0          0.0         83.3
    Diversified materials                         0.0         0.0            0.0       137.0         0.0          0.0        137.0
  Income taxes receivable                        (6.4)        0.0           16.0        13.8         0.0          0.0         23.4
  Other                                           0.2         0.0          109.5        15.0         0.0          0.0        124.7
                                           ----------  ----------     ----------  ----------  ----------   ----------   ----------
                                                 (3.6)        0.0          463.2       447.2       144.9       (197.6)       854.1
                                           ----------  ----------     ----------  ----------  ----------   ----------   ----------
OTHER ASSETS:
  Investments:
    Leases & loans receivable, net                0.0         0.0            0.0        35.8         0.0          0.0         35.8
    Joint ventures and partnerships               5.0         0.0            0.0        65.9         0.0          0.6         71.5
    Invest in consol affiliates               1,870.5         0.0            0.5         0.0         0.0     (1,871.0)         0.0
    Nuclear plt decommissioning fnd               0.0         0.0          332.1         0.0         0.0          0.0        332.1
  Goodwill                                        0.0         0.0            0.0       139.8         0.0          0.0        139.8
  Def purchased power contract term cost          0.0         0.0          321.0         0.0         0.0          0.0        321.0
  Other                                          28.4         0.0          169.3        18.2         0.0          0.0        215.9
                                           ----------  ----------     ----------  ----------  ----------   ----------   ----------
                                              1,903.9         0.0          822.9       259.7         0.0     (1,870.4)     1,116.1
                                           ----------  ----------     ----------  ----------  ----------   ----------   ----------
                                             $1,904.2        $0.6       $4,928.1    $1,251.0      $144.9    $(2,068.0)    $6,160.8
                                              =======     =======        =======     =======     =======      =======      =======

                            FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                                      CONSOLIDATING BALANCE SHEET
                                 For the year ended December 31, 1998
                                             (In millions)


                                                 Florida       Progress   Florida    Progress                          Florida
                                                Progress    Provisional    Power     Capital      FPC                  Progress
CAPITAL AND LIABILITIES                           Corp.    Holdings, Inc.  Corp.     Holdings   Del,Inc.    Elim.      Consol.
                                                ----------  ----------   ----------  ---------- ---------- ---------- ----------
COMMON STOCK EQUITY:
  Common stock                                     1,221.0          0.0     1,004.4      201.2        0.0   (1,205.5)     1,221.1
  Retained earnings                                  640.9          0.0       815.7     (150.8)       0.0     (664.9)       640.9
                                                ----------   ----------  ---------- ---------- ---------- ----------   ----------
                                                   1,861.9          0.0     1,820.1       50.4        0.0   (1,870.4)     1,862.0
CUMULATIVE PREFERRED STOCK OF FLORIDA POWER:
    Without sinking funds                              0.0          0.0        33.5        0.0        0.0        0.0         33.5

LONG-TERM DEBT                                         0.0          0.0     1,555.1      695.3        0.0        0.0      2,250.4
                                                ----------   ----------  ---------- ---------- ---------- ----------   ----------
TOTAL CAPITAL                                      1,861.9          0.0     3,408.7      745.7        0.0   (1,870.4)     4,145.9
                                                ----------   ----------  ---------- ---------- ---------- ----------   ----------
CURRENT LIABILITIES:
  Accounts payable                                     6.2          0.0       173.0      118.7        0.0        0.0        297.9
  Intercompany payables                               24.7          0.6        27.2        1.6      144.9     (199.0)         0.0
  Customers' deposits                                  0.0          0.0       104.1        0.0        0.0        0.0        104.1
  Taxes payable                                        0.0          0.0         6.3        3.8        0.0        0.0         10.1
  Accrued interest                                     1.8          0.0        55.8       12.8        0.0        0.0         70.4
  Overrecovered utility fuel costs                     0.0          0.0        22.2        0.0        0.0        0.0         22.2
  Other                                                2.7          0.0        51.8       29.9        0.0        1.4         85.8
                                                ----------   ----------  ---------- ---------- ---------- ----------   ----------
                                                      35.4          0.6       440.4      166.8      144.9     (197.6)       590.5
  Notes payable                                        0.0          0.0        47.3      188.9        0.0        0.0        236.2
  Current portion of long-term debt                    0.0          0.0        91.6       54.3        0.0        0.0        145.9
                                                ----------   ----------  ---------- ---------- ---------- ----------   ----------
                                                      35.4          0.6       579.3      410.0      144.9     (197.6)       972.6
                                                ----------   ----------  ---------- ---------- ---------- ----------   ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                              (13.7)         0.0       563.2       45.9        0.0        0.0        595.4
  Unamortized investment tax credits                   0.0          0.0        77.2        0.6        0.0        0.0         77.8
  Other postretirement benfit costs                    1.4          0.0       112.9        1.8        0.0        0.0        116.1
  Other                                               19.2          0.0       186.8       47.0        0.0        0.0        253.0
                                                ----------   ----------  ---------- ---------- ---------- ----------   ----------
                                                       6.9          0.0       940.1       95.3        0.0        0.0      1,042.3
                                                ----------   ----------  ---------- ---------- ---------- ----------   ----------
                                                  $1,904.2         $0.6    $4,928.1   $1,251.0     $144.9  $(2,068.0)    $6,160.8
                                                   =======      =======     =======    =======    =======    =======      =======

                               FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                                CONSOLIDATING STATEMENT OF RETAINED EARNINGS
                                    For the year ended December 31, 1998
                                               (In millions)


                                    Florida    Progress       Florida       Progress                              Florida
                                   Progress   Provisional      Power        Capital       FPC                     Progress
                                     Corp.   Holdings, Inc.     Corp.       Holdings    Del,Inc.      Elim.        Consol.
                                 ----------    ----------    ----------     ----------  ----------   ----------   ----------

BALANCE AT BEGINNING OF YEAR         $567.0         $0.0       $763.1       ($135.9)     $0.0        ($627.2)       $567.0

  Net Income (loss)                   281.7          0.0        248.6          37.9       0.0         (286.5)        281.7

  Dividends paid                     (207.8)         0.0       (196.0)        (52.8)      0.0          248.8        (207.8)

                                 ----------   ----------    ----------    ----------   ----------   ----------    ----------
BALANCE AT END OF YEAR               $640.9         $0.0       $815.7       ($150.8)     $0.0        ($664.9)       $640.9
                                 ==========   ==========    ==========    ==========  ==========    ==========    ==========